UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     March 25, 2009       _____________________

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-114041	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.06     MATERIAL IMPAIRMENTS

On March 24, 2009, the audit committee of Ply Gem Industries, Inc. (the “Company”) concluded that a charge for goodwill impairment was required under generally accepted accounting principles (“GAAP”).  GAAP requires the Company to test annually for goodwill impairment, or sooner if evidence of possible impairment arises.  As a result of depressed market conditions in the residential new construction and remodeling markets, the Company will write down a portion of its goodwill.  The non-cash impairment charge is estimated to be $250.0 million and will be recorded in the fourth quarter of 2008.  The impairment charge will not result in any cash expenditures, will not effect the Company’s cash position, cash flow from operating activities, revolver availability or liquidity position, and does not have any affect on current or future operations of the Company.

ITEM 7.01     REGULATION FD DISCLOSURE

A copy of the press release issued by the Company concerning the goodwill impairment charge is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933 or the Securities Act of 1934.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)                   Exhibits

99.1	Press release, dated March 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

Dated:  March 25, 2009

EXHIBIT INDEX

Exhibit No.     Description of Exhibits

99.1	Press release, dated March 25, 2009.